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                                                                    Exhibit 10.7

                    ASSIGNMENT AND ASSUMPTION OF MASTER LEASE

      THIS ASSIGNMENT AND ASSUMPTION OF MASTER LEASE ("Assignment") is made and entered into as of this 28th day of February, 1999, by and between Americold Corporation, an Oregon corporation ("Assignor") and AmeriCold Logistics, LLC, a Delaware limited liability company ("Assignee").

                              W I T N E S S E T H:

      WHEREAS, Assignor is in the business of providing refrigerated, frozen and dry warehouse storage services, logistics, distribution and transportation services and other services (the "Business") on a contract basis for its customers; and

      WHEREAS, Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as of February 26, 1999 (the "Purchase Agreement"), pursuant to which Assignee has agreed to purchase from Assignor, and Assignor has agreed to sell to Assignee, substantially all of the tangible and intangible personal property assets of Assignor used or held for use in Assignor's Business, as described in the Purchase Agreement; and

      WHEREAS, Assignor is a party to that certain Master Lease Agreement, dated April 22, 1998, by and between AmeriCold Real Estate, L.P., as landlord, and Assignor, as tenant (the "Master Lease") relating to certain real property and/or refrigerated warehouse facilities which Assignor uses in its operation of the Business; and

      WHEREAS, in conjunction with the transaction contemplated by the Purchase Agreement, Assignee has required that Assignor transfer and assign to Assignee all of the right, title and interest of Assignor in, to and under the Master Lease (as such may have been amended, extended, renewed or supplemented from time to time), and Assignor desires and intends by this instrument to assign to Assignee all of Assignor's right, title and interest in, to and under the Master Lease.

      NOW, THEREFORE, in consideration of the forgoing premises, the consideration set forth in the Purchase Agreement, the covenants hereafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

      1. Assignment by Assignor. Assignor hereby assigns, transfers, sets over, grants and conveys to Assignee, its successors and assigns, all of the right, title, and interest of Assignor in and to the Master Lease, as such may have been amended, extended, renewed or supplemented from time to time.

      2. Assumption by Assignee. Assignee hereby accepts this Assignment and as a part of the consideration therefor assumes all of the responsibilities and obligations of Assignor arising and to be performed after the date hereof relating to the Master Lease.
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      3. Further Assurances. Assignor and Assignee shall execute such other documents or instruments and/or take such other actions and make such other deliveries as may be necessary to assign the Master Lease to Assignee or to otherwise effect the transactions contemplated by this Assignment. Assignor covenants and agrees that in the event that (i) any rights, title or interest in and to the Master Lease covered in this Assignment cannot be transferred or assigned by Assignor without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been given or obtained or (ii) any rights, title or interest in and to the Master Lease are non-assignable by their nature and will not pass by this Assignment, the beneficial interest in and to the same will in any event pass to Assignee, and Assignor covenants and agrees (a) to hold, and hereby declares that Assignor holds such rights, title or interest in trust for, and for the benefit of, Assignee, (b) to use all reasonable means to obtain and to secure such consents and give such notice as may be required to effect a valid transfer or transfers of rights, title or interest in and to the Master Lease and (c) to make or complete such transfer or transfers of title as soon as reasonably possible.

      4. Environmental Indemnity Provisions.

            Assignor hereby agrees to hold harmless Assignee and/or any successors in interest, and the respective directors, officers, employees and agents of any of the foregoing from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and attorneys' fees) incurred by Assignee or any other indemnitee or assessed against the property covered by the Master Lease by virtue of any claim or lien by any governmental or quasi-governmental unit, body or agency, or any third party, for cleanup costs or other costs pursuant to any environmental laws, but only to the extent that the same relate to the period prior to the date hereof.

      5. Miscellaneous Provisions.

            (a) Non-Waiver; Modification. Except as expressly provided for herein, Assignor and Assignee each hereby agree that nothing contained in this Assignment shall be deemed or construed to waive or to modify the terms of the Master Lease.

            (b) Reliance. Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to Assignee and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Assignment or to the authenticity of any copy, conformed or otherwise, hereof.

            (c) Assignment and Binding Agreement. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.


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            (d) Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (e) Governing Law and Submission to Jurisdiction. Except as otherwise expressly provided herein, this Assignment shall be governed by and construed under the laws of the State of Delaware without giving effect to otherwise applicable principles of conflicts of laws.

            (f) Pronouns; Captions. All personal pronouns in this Assignment, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and the plural shall include the singular. All captions in this Assignment are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.


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      IN WITNESS WHEREOF, the parties hereto have caused the execution and sealing of this Assignment as of the day and year first written above.

                                ASSIGNOR:

                                AMERICOLD CORPORATION

                                By: /s/ Daniel F. McNamara
                                   ---------------------------------------
                                Name: Daniel F. McNamara
                                Its:  President


                                             [CORPORATE SEAL]

                                ASSIGNEE:

                                AMERICOLD LOGISTICS, LLC

                                By: /s/ Frederick B. Beilstein III        (SEAL)
                                   ---------------------------------------
                                Name: Frederick B. Beilstein III
                                Its:  Senior Vice President


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